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                                                                EXHIBIT 21


The following is a list of the significant subsidiaries of the registrant as of March 19, 1998. Each such subsidiary does business under its corporate name.




                              LIST OF SUBSIDIARIES

                                                    Jurisdiction of
Subsidiary                                          Incorporation

EID Corporation                                     Liberia
Ethyl Asia Pacific Company                          Virginia
Ethyl Brasil Aditivos S.A.                          Brazil
Ethyl Canada Inc.                                   Province of Ontario, Canada
Ethyl Europe S.A.                                   Belgium
Ethyl Foreign Sales Corporation                     U.S. Virgin Islands
Ethyl Interamerica Corporation                      Delaware
Ethyl Japan Corporation                             Japan
Ethyl Korea Limited                                 Korea
Ethyl Mineraloel-Additive GmbH                      Germany
Ethyl Petroleum Additives, Inc.                     Delaware
Ethyl Petroleum Additives Limited                   United Kingdom
Ethyl Shipping Company Limited                      United Kingdom